UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2014, Independence Realty Operating Partnership, LP, or IROP, the operating partnership of Independence Realty Trust, Inc., or IRT, entered into a contribution agreement with contributors named in the contribution agreement. The contribution agreement set forth the terms and conditions pursuant to which IROP could acquire from the contributors, as tenants in common, the property known as Carrington Park Apartments located in Little Rock, Arkansas, or the property. On May 7, 2014, the closing contemplated by the contribution agreement was completed and a subsidiary of IROP acquired the property. The contributors are not affiliated with IRT or IROP.

The property was constructed in 1999 and consists of 202 apartment units in 17 two-story buildings and an additional building which houses the clubhouse, leasing office, fitness center and business center. 90 of the units offer direct-access single or double car garages. The property unit mix is comprised of 18 one bedroom, one bathroom, garage apartments, 50 one bedroom, one bathroom apartments, 35 two bedroom, two bathroom, garage apartments, 65 two bedroom, two bathroom apartments, 18 three bedroom, two bathroom, garage apartments and 16 three bedroom, two bathroom apartments, with an average apartment size of 1,060 square feet. Apartment amenities include private balconies/patios, washer/dryer hookups, walk-in closets in select units, intrusion alarms and vaulted ceilings. Community amenities include a clubhouse which includes a laundry facility, fitness center and business center. The property’s pool offers a furnished sundeck, playground and optional garage parking and additional storage space. As of May 2014, the property’s occupancy rate was 92.6% and the average monthly effective rent per unit was $957.

On May 7, 2014, RAIT Residential, IRT’s affiliate, entered into a property management agreement pursuant to which RAIT Residential will manage the property pursuant to terms similar to those applicable to RAIT Residential’s management of IRT’s other multifamily properties.

The purchase price paid by IROP to the contributors for the contribution of the property at the closing was $21.5 million, in the aggregate, which purchase price was allocated pro rata among the contributors in relation to their respective interest in the property and was payable as described below. The contribution agreement provided that each contributor that was an accredited investor (as defined in Rule 501 of Regulation D, or Regulation D, promulgated under the Securities Act of 1933, as amended, or the Securities Act) had to elect to receive, as consideration for the transfer of the property, either cash consideration or IROP common units, or units, having an aggregate dollar value equal to the cash consideration otherwise payable to such contributor, or some combination of cash consideration and units, at each such contributor’s discretion. The contribution agreement provided that each contributor that was not an accredited investor would receive cash consideration for the transfer of the property. At the closing, 11 of the qualifying contributors, or the electing contributors, elected to receive 222,061.68 units valued at $1,985,564.54, in the aggregate. The principal amount of the new loan referenced below offset the equivalent amount of the cash portion of the property purchase price.

In connection with the issuance of the units at the closing, IRT and IROP and the electing contributors entered into an admission agreement and amendment dated as of May 7, 2014 to the fourth amended and restated agreement of limited partnership of IROP to admit the electing contributors as limited partners of IROP and an exchange agreement in the form attached to the previously filed IROP partnership agreement providing for the terms and conditions under which the units could be exchanged for cash with a value equal to the equivalent number of shares of IRT common stock or, at IROP’s option, for the equivalent number of shares of IRT common stock. The value and number of shares exchanged by IROP is subject to adjustment under defined circumstances. The exchange agreement provides that the exchange right is exercisable one year after the issuance of the units or upon the liquidation or the sale of substantially all of IROP’s assets, subject to the terms of the IROP partnership agreement. The issuance of the units to the electing contributors was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and all of the electing contributors were accredited investors.

As an accommodation to the contributors, at the closing an IROP subsidiary funded a new loan to the contributors, with the amount of such loan credited against the cash portion of the property purchase price. The contributors used the proceeds of the new loan to, among other things, pay the costs to defease the existing debt secured by, and to obtain a release of the related lien on, the property and a subsidiary of IROP then assumed the obligations of the contributors under the new loan. The new loan is in the aggregate principal amount of $16,229,688.27, bears interest at a rate of 4.15%, with interest only payments due monthly and all principal and other outstanding amounts coming due on the maturity date of June 1, 2024, subject to acceleration in defined circumstances, is prepayable at any time without penalty, is evidenced by a note and is secured by a mortgage on the property. The new loan note contains customary events of default and lender remedies

The summaries in this report of any of the documents referenced in Item 9.01(d) below and filed as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such document. All of the exhibits hereto have been filed solely to provide information regarding their respective terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits .

Exhibit	Description

4.1	Admission Agreement and Amendment, dated as of May 7, 2014 to Fourth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP, dated as of May 7, 2013.
10.1	Contribution Agreement dated as of May 2, 2014 among Independence Realty Operating Partnership, LP and the contributors named therein.
10.2	Promissory Note dated May 7, 2014 made by the makers named therein to IRT UPREIT Lender, LP, as lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

May 7, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

4.1	Admission Agreement and Amendment, dated as of May 7, 2014 to Fourth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP, dated as of May 7, 2013.
10.1	Contribution Agreement dated as of May 2, 2014 among Independence Realty Operating Partnership, LP and the contributors named therein.
10.2	Promissory Note dated May 7, 2014 made by the makers named therein to IRT UPREIT Lender, LP, as lender.